                                                                    EXHIBIT 99.3

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF NEW YORK

                                                     CHAPTER 11
         IN RE: TWIN LABORATORIES (UK) LTD.          CASE NO. 03-15563 (CB)
                      DEBTOR

                         MONTHLY OPERATING STATEMENT FOR
               THE PERIOD SEPTEMBER 4, 2003 TO SEPTEMBER 30, 2003
                    AND FOR THE MONTH ENDED OCTOBER 31, 2003

DEBTOR'S ADDRESS           1 Coton Road
                           Walton on Trent
                           South Derbyshire
                           Derbyshire DE12 8NC
                           United Kingdom

DISBURSEMENTS: September 4, 2003 to September 30, 2003 (dollars in
                thousands):                                               $ 18
               Month Ended October 31, 2003 (dollars in thousands):       $ 11
(See attached schedule for disbursements by Debtor)

DEBTOR'S ATTORNEY          Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, NY 10153
                           Michael P. Kessler, Esq. (MPK 7134)
                           Paul M. Basta, Esq. (PMB 4434)

REPORT PREPARER            Twin Laboratories (UK) Ltd.

NET LOSS: September 4, 2003 to September 30, 2003 (dollars in thousands): $ (5)
          Month Ended October 31, 2003 (dollars in thousands):            $(22)

The undersigned, having reviewed the attached report and being familiar with the Debtor's financial affairs, verifies under penalty of perjury, that the information contained herein is complete, accurate and truthful to the best of my knowledge.

DATE: November 17, 2003                                     /s/ Ross Blechman
                                                         -----------------------
                                                         Ross Blechman, Director

                           TWIN LABORATORIES (UK) LTD.
                             (DEBTOR-IN-POSSESSION)
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                              FOR THE PERIOD      FOR THE MONTH
                              SEPTEMBER 4 TO          ENDED
                            SEPTEMBER 30, 2003   OCTOBER 31, 2003
                            ------------------   ----------------
                              (unaudited)           (unaudited)
Intercompany Sales              $        3          $        9

Operating Expenses                      28                  27
                                ----------          ----------
Loss from Operations                   (25)                (18)

Other Income (Expense)                  20                  (4)
                                ----------          ----------
Net Loss                        $       (5)         $      (22)
                                ==========          ==========

(The accompanying notes are an integral part of these financial statements.)

                           TWIN LABORATORIES (UK) LTD.
                             (DEBTOR-IN-POSSESSION)
                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                                               SEPTEMBER 30, 2003   OCTOBER 31, 2003
                                                               ------------------   ----------------
                                                                  (unaudited)         (unaudited)
ASSETS
Current Assets:
  Cash and cash equivalents                                        $      190          $      194
  Accounts receivable, net                                                284                 289
  Prepaid expenses and other current assets                                63                  66
                                                                   ----------          ----------
Total Assets                                                       $      537          $      549
                                                                   ==========          ==========

LIABILITIES AND SHAREHOLDER'S DEFICIT
Current Liabilities Not Subject to Compromise:
  Accounts payable                                                 $        -          $       10
  Accrued expenses and other current liabilities                            5                   2
  Intercompany Loans Payable                                               57                  82
                                                                   ----------          ----------
      Total Current Liabilities Not Subject to Compromise                  62                  94

Liabilities Subject to Compromise                                       1,795               1,797
                                                                   ----------          ----------
      Total Liabilities                                                 1,857               1,891

Shareholder's Deficit:
  Accumulated deficit                                                  (1,320)             (1,342)
                                                                   ----------          ----------
Total Liabilities and Shareholder's Deficit                        $      537          $      549
                                                                   ==========          ==========

(The accompanying notes are an integral part of these financial statements.)

                           TWIN LABORATORIES (UK) LTD.
                             (DEBTOR-IN-POSSESSION)
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                 FOR THE PERIOD       FOR THE MONTH
                                                                 SEPTEMBER 4 TO           ENDED
                                                               SEPTEMBER 30, 2003   OCTOBER 31, 2003
                                                               ------------------   ----------------
                                                                   (unaudited)         (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss                                                        $       (5)          $      (22)
  Adjustments to Reconcile Net Loss to Net
     Cash Used in Operating Activities:
     Changes in Operating Assets and Liabilities:
       Prepaid Expenses and Other Current Assets                          (4)                  (2)
       Accounts Payable                                                    -                   10
       Accrued Expenses and Other Current Liabilities                     (3)                   3
                                                                  ----------           ----------
                 Net Cash Used in Operating Activities                   (12)                 (11)
                                                                  ----------           ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Intercompany Payable                                                    57                   25
                                                                  ----------           ----------

Effect of Exchange Rate Changes on Cash                                  (19)                 (10)
                                                                  ----------           ----------
Net Change in Cash and Cash Equivalents                                   26                    4
Cash and Cash Equivalents at Beginning of Period                         164                  190
                                                                  ----------           ----------
Cash and Cash Equivalents at End of Period                        $      190           $      194
                                                                  ==========           ==========

(The accompanying notes are an integral part of these financial statements.)

                           TWIN LABORATORIES (UK) LTD.
                             (DEBTOR-IN-POSSESSION)
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

1.       THE COMPANY

         Twin Laboratories (UK) Ltd. ("Twin UK") together with its parent company Twin Laboratories Inc. ("Twin") and Twin's parent company Twinlab Corporation (collectively, the "Debtors" or the "Company") is a leading manufacturer and marketer of brand name nutritional supplements sold through health and natural food stores, national and regional drug store chains, supermarkets, mass merchandise retailers and military post exchanges. The Company develops, manufactures, and sells vitamins, minerals, and specialty supplements, sports nutrition products, and diet and energy products under the "Twinlab," "Fuel," and other brand names; an extensive line of herbal supplements and phytonutrients under the "Nature's Herbs" brand name; and a full line of herbal teas under the "Alvita" brand name. Twin UK operates as a European sales office for the Company.

         The Company emphasizes the development and introduction of high quality, unique nutraceutical products. The Company's premium product quality, broad product line, strong history of new product introductions, and innovations have established Twinlab as a leading and widely recognized name in the industry. The Company targets its products to consumers who utilize nutritional supplements in their daily diet and who demand premium quality ingredients in a broad variety of dosages and delivery methods.

2.       BACKGROUND

         Bankruptcy Filing

         On September 4, 2003 (the "Commencement Date"), the Debtors filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). The Case Numbers for the individual Debtors are as follows:
         Twin Laboratories Inc. 03-15566 (CB), Twinlab Corporation 03-15564 (CB) and Twin Laboratories (UK) Ltd. 03-15563 (CB). These chapter 11 cases have been consolidated for procedural purposes only and are being jointly administered under Case No. 03-15564 (CB) pursuant to an order of the Bankruptcy Court. All other wholly-owned subsidiaries of Twin are inactive and are not Debtors in these chapter 11 cases.

         The Debtors remain in possession of their assets and properties and continue to operate their businesses and manage their properties as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

         Under the Bankruptcy Code, certain claims against the Debtors in existence prior to the Commencement Date are automatically stayed from collection while the Debtors continue business operations as debtors-in-possession. Those claims are reflected in the financial statements as liabilities subject to compromise. Additional liabilities subject to compromise may arise subsequent to the filing date resulting from rejection of executory contracts, including leases, and from the determination by the Bankruptcy Court (or agreed to by parties in interest) of allowed claims for contingencies and other disputed amounts. The Debtors cannot presently determine or reasonably estimate the ultimate liability that may result from the filing of claims for all contracts that may be rejected. The collection of secured claims against the Debtors assets also are stayed, although the holders of such claims have the right to move the Bankruptcy Court for relief from the automatic stay.

         Asset Purchase Agreement

         On September 4, 2003, the Company also entered into an asset purchase agreement (the "APA") with IdeaSphere, Inc. of Grand Rapids, Michigan pursuant to which the Company will sell substantially all of its assets for $65 million plus the assumption of up to $3.7 million of employee and related liabilities. The terms of the APA require a minimum level of working capital (defined as accounts receivable and inventories) as of the closing date. The sale is being conducted pursuant to section 363 of the Bankruptcy Code and was approved by the Bankruptcy Court on October 30, 2003. The sale is subject to satisfaction of standard and customary conditions, including the receipt of regulatory approvals and is scheduled to close in the next several weeks under the terms of the APA.

         The Debtors do not expect that the holders of the Company's equity will receive any value as a result of the plan to sell substantially all assets of the Company.

3.       BASIS OF PRESENTATION

         It is likely that the Debtors will propose a Chapter 11 Plan pursuant to its liquidation of assets under the APA. Except for the related expected liquidation of substantially all of the Debtors' assets, these unaudited financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities and commitments in the normal course of business.

         Other than the impact of the expected liquidation discussed above, in the opinion of management, the accompanying unaudited financial statements include all necessary adjustments (consisting of normal recurring accruals but do not include any adjustments relating to the filing of voluntary petitions under Chapter 11 of the Bankruptcy Code) and present fairly the results of operations, cash flows and financial position of Twin UK for the periods presented. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year.

         The functional currency of Twin UK is the U.S. dollar, however, its books and records are maintained in British Pounds. Therefore, assets and liabilities are remeasured using a combination of current and historical rates. Income and expenses are remeasured using the average rate in effect during the respective periods. Unrealized foreign exchange gains and losses resulting from the remeasurement are included in the results of operations.

         These unaudited financial statements have also been prepared in accordance with Statement of Position ("SOP") No. 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code." SOP 90-7 provides for segregating pre-petition liabilities that are subject to compromise from post-petition liabilities, identifying all transactions and events that are directly associated with the reorganization of the Debtors and reporting them separately as reorganization items and discontinuing interest accrual on unsecured or undersecured debt.

         The accompanying unaudited financial statements do not include all footnotes and certain financial presentations normally required under accounting principles generally accepted in the United States of America. These financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in Twinlab Corporation's Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission.

4.       DEBTOR-IN-POSSESSION FINANCING

         On September 25, 2003, the Bankruptcy Court approved a $35 million debtor-in-possession financing ("DIP Facility") among The CIT Group/Business Credit, Inc., as agent for a lender group, and Twin Laboratories Inc., as the borrower, with Twinlab Corporation as the guarantor. The DIP Facility is collateralized by, among other things, a senior lien on substantially all of the Debtors' assets, and a junior lien on certain assets that had previously been subject to a lien by other parties as well as a letter of credit aggregating $15 million provided by certain current and former members of senior management of the Company. The lenders under the DIP Facility have a super-priority claim against the estates of the Debtors. The DIP Facility expires on the earlier of the consummation of the APA or January 10, 2004. Borrowings are subject to certain limitations based on a percentage of eligible accounts receivable and inventories, as defined in the agreement. Borrowings are also limited by a percentage of actual aggregate operating net cash flow (exclusive of reorganization expenses) measured weekly on a rolling four week period against the projected aggregate operating net cash flow (exclusive of reorganization expenses) as set forth in the consolidated cash flow projections and weekly anticipated cash receipts and disbursements delivered by the Company to the lending group (the "Budget"). The DIP Facility restricts the ability to declare or pay dividends, enter into any operating leases or contract for, purchase, make expenditures for, lease pursuant to a capital lease or otherwise incur obligations with respect to capital expenditures unless the obligations thereunder are provided for in the Budget, and certain other expenditures and or encumbrances. The DIP Facility also requires the Company to adhere to a scheduled timeline regarding the sale process of substantially all of the Debtors' assets, which among other things, requires the closing of the sale to be completed by December 10, 2003. Interest is payable monthly in arrears at the Prime Rate (4.0% as of October 31, 2003), plus 2.0% per annum. The Company is required to pay a commitment fee of 0.5% per annum on any unused portion of the DIP Facility.

         The DIP Facility replaced the Company's former revolving credit facility dated as of March 29, 2001 with The CIT Group/Business Credit, Inc., as agent for a lender group. Payments under the DIP Facility to the lenders pay-down pre-petition amounts owed and borrowings under the DIP Facility are deemed to be post-petition liabilities.

5.       LIABILITIES SUBJECT TO COMPROMISE

         Liabilities subject to compromise as of September 30, 2003 and October 31, 2003 are composed of the following (in thousands):

                               SEPTEMBER 30, 2003   OCTOBER 31, 2003
                               ------------------   ----------------
Accounts Payable Trade             $      113          $      115
Intercompany Loans Payable              1,682               1,682
                                   ----------          ----------
Total                              $    1,795          $    1,797
                                   ==========          ==========

         Amounts classified as subject to compromise as of September 30, 2003 and October 31, 2003 represent management's best estimate of such liabilities as of the respective dates and are subject to change upon completion of the reconciliation of all claims as well as the finalization of the assumption (and related cure amounts) or rejection of executory contracts.

6.       REORGANIZATION EXPENSES

         All reorganization expenses incurred for the period September 4, 2003 to September 30, 2003 and for the month ended October 31, 2003 are included in the Monthly Operating Report of Twin Laboratories Inc., case number 03-15566 (CB).

7.       INSURANCE AND TAX PAYMENTS

         a. INSURANCE - All insurance policy premiums due, including those for workers compensation and disability insurance have been paid. Accordingly, all such policies remain in force.

         b. TAXES - All post-petition tax obligations, including but not limited to payroll, real property, income, franchise, and other taxes have been paid to the proper taxing authority when due.

                           TWIN LABORATORIES (UK) LTD.
                             (DEBTOR-IN-POSSESSION)

                            MONTHLY OPERATING REPORT
                   SCHEDULE OF CASH DISBURSEMENTS AND RECEIPTS
                                 (IN THOUSANDS)

                                   FOR THE PERIOD      FOR THE MONTH
                                   SEPTEMBER 4 TO          ENDED
                                 SEPTEMBER 30, 2003   OCTOBER 31, 2003
                                 ------------------   ----------------
Cash Collections                     $        -          $        -
                                     ----------          ----------
Cash Disbursements:

  Employee Costs *                   $        6          $        6

  Advertising & Promotional                   9                   2

  Other                                       3                   3
                                     ----------          ----------
Total Cash Disbursements                     18                  11
                                     ----------          ----------
Net Cash Flow                        $      (18)         $      (11)
                                     ==========          ==========

*Employee costs include payroll, benefits, taxes and reimbursement of business expenses.

                           TWIN LABORATORIES (UK) LTD.
                             (DEBTOR-IN-POSSESSION)

                            MONTHLY OPERATING REPORT
             SCHEDULE OF TAXES COLLECTED, RECEIVED, DUE OR WITHHELD
                                 (IN THOUSANDS)

                                                  FOR THE PERIOD      FOR THE MONTH
                                                  SEPTEMBER 4 TO          ENDED
                                                SEPTEMBER 30, 2003  OCTOBER 31, 2003
                                                ------------------  ----------------
Gross Wages and Salaries Paid                          $  7               $  7

Payroll Taxes Withheld                                 $  2               $  2

Employers Payroll Taxes Incurred                       $  -               $  -

Gross Sales Subject to Taxes                           None               None

Sales Tax Collected or Self-Assessed                   None               None

Property Tax Payments Due                              None               None

Property Taxes Paid                                    None               None

All Other Taxes Paid:

  Employers National Insurance Contribution            $  1               $  1

                           TWIN LABORATORIES (UK) LTD.
                             (DEBTOR-IN-POSSESSION)

                            MONTHLY OPERATING REPORT
                                   TAXES PAID
                                 (IN THOUSANDS)

                                                              FOR THE PERIOD        FOR THE MONTH
                                                              SEPTEMBER 4 TO            ENDED
                     DESCRIPTION               DATE PAID    SEPTEMBER 30, 2003    OCTOBER 31, 2003
                     -----------               ---------    ------------------    ----------------
Inland Revenue    Withheld/Employer             9/29/03         $       3
                       Portion                                  =========

Inland Revenue    Withheld/Employer            10/31/03                              $       7
                       Portion                                                       =========